UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 23, 2005

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)

(262) 334-9461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        On August 23, 2005, Gehl Company (the “Company”) entered into a Shareholder and Registration Rights Agreement (the “Shareholder Agreement”) with Neuson Finance GmbH (the “Selling Shareholder”) and its parent, Neuson Kramer Baumaschinen AG. Under the Shareholder Agreement, the Company agreed to include in its previously filed Registration Statement on Form S-3 (File No. 333-126349) (the “Registration Statement”) the registration of the offer and sale by the Selling Shareholder of up to 646,875 shares of the Company’s common stock (the “Shareholder Shares”) (such number of shares has been adjusted to reflect the Company’s three-for-two stock split payable on August 24, 2005). The Company further agreed to allow the Selling Shareholder to participate in an offering by the Company of the Company’s common stock should such offering commence prior to December 31, 2005 (a “2005 Offering”).

        Additionally, subject to certain limitations, on one occasion prior to December 31, 2007, the Selling Shareholder may require the Company to use its commercially reasonable efforts to register under the Securities Act of 1933 the Shareholder Shares (less any shares previously sold under the Shareholder Agreement) for sale by the Selling Shareholder, or allow the Selling Shareholder to offer and sell any remaining Shareholder Shares pursuant to the Registration Statement. In addition, subject to certain limitations, in the event the Company proposes to register a public offering of its common stock under the Securities Act of 1933 during the two-year period beginning January 1, 2006, the Selling Shareholder will be entitled to notice of such registration and will be entitled to include the Shareholder Shares (less any shares previously sold under the Shareholder Agreement) in the registration and offering. The Selling Shareholder’s rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of the Company’s common stock to be included in the registration and offering under certain circumstances and the Selling Shareholder’s agreement to sell its shares on the same terms and conditions of offering and sale, as agreed to by the Company in connection with any offering in which the Company also sells shares of Common Stock. The Shareholder Agreement will terminate on the earliest to occur of (1) the unanimous written agreement of the Company and the Selling Shareholder, (2) December 31, 2007 or (3) either the date on which the Selling Shareholder has sold at least 450,000 shares of Common Stock (on a post-split basis) under the Shareholder Agreement or the date on which the Selling Shareholder has otherwise sold 750,000 shares of Common Stock (on a post-split basis) in the aggregate.

        The Company is generally required to bear the Selling Shareholder’s expenses of all registrations under the Shareholder Agreement, except (1) underwriting discounts and commissions incurred by the Selling Shareholder and (2) the expenses of any attorneys, accountants or other advisors engaged by the Selling Shareholder in connection with any registration or offering under the Shareholder Agreement, except that the Company will pay the Selling Shareholder’s legal expenses of up to $25,000 incurred in a 2005 Offering. The Company has also agreed to indemnify the Selling Shareholder for, or provide contribution with respect to, certain losses, including under the Securities Act of 1933, it may incur in connection with registrations and offerings under the Shareholder Agreement.

        The Company has an agreement with the Selling Shareholder’s parent, Neuson Kramer Baumaschinen AG (the “Parent”), pursuant to which the Company distributes excavators and all-wheel-steer loaders manufactured by the Parent and its affiliates. These products are sold under the Company’s “Gehl” and “Mustang” brand names in North and South America. The terms of the Company’s distributor agreement with the Parent and its related purchases were negotiated on an arms-length basis in 1999.

        Hans Neunteufel, the Chief Executive Officer of the Parent, has served as one of the Company’s directors since July 2004. Kurt Helletzgruber, a former Executive Vice President of the Parent, served as a director of the Company from 2002 to 2004.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(4.1)	Shareholder and Registration Rights Agreement, dated August 23, 2005, by and among Gehl Company, Neuson Finance GmbH and Neuson Kramer Baumaschinen AG.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: August 23, 2005	By: /s/ Thomas M. Rettler
Thomas M. Rettler
Vice President and Chief Financial Officer

GEHL COMPANY

Exhibit Index to Current Report on Form 8-K
Dated August 23, 2005

Exhibit
Number

(4.1)	Shareholder and Registration Rights Agreement, dated August 23, 2005, by and among Gehl Company, Neuson Finance GmbH and Neuson Kramer Baumaschinen AG.

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